                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

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                             BKF CAPITAL GROUP, INC.
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                (Name of Registrant as Specified in Its Charter)

                             STEEL PARTNERS II, L.P.
                             STEEL PARTNERS, L.L.C.
                             WARREN G. LICHTENSTEIN
                                  RONALD LABOW
                                  KURT SCHACHT
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                                      -2-

            Steel Partners II, L.P.  ("Steel") is filing materials  contained in this Schedule 14A with the Securities and Exchange Commission in connection with the  solicitation of proxies in support of the election of the nominees of Steel to the Board of Directors of BKF Capital Group,  Inc. (the  "Company") and other business proposals at the 2005 annual meeting of the stockholders of the Company scheduled to be held on June 23, 2005, or any other meeting of stockholders held
in  lieu  thereof,  and  any  adjournments,   postponements,   reschedulings  or
continuations thereof (the "Annual Meeting").

            Item 1: On June 16, 2005,  Steel  delivered the following  letter to stockholders of the Company.

                             STEEL PARTNERS II, L.P.

                     BKF STOCKHOLDERS - VOTE FOR INDEPENDENT
                   DIRECTORS WHO WILL REPRESENT YOUR INTERESTS

June 16, 2005

Fellow BKF Stockholders:

Steel  Partners II, L.P. is committed to aligning the interests of  stockholders and employees by enhancing  profitability and tying compensation to performance.
Our platform is straightforward.  We believe that while BKF may willingly accept the fact that it underperforms its peers, its stockholders  should not. BKF must strive for and  achieve  excellence  in its  bottom-line  performance,  grow its assets under management and reward its employees for performance.

During the last few weeks we have  communicated  with you to discuss  BKF's poor performance,  its lack of  progressive  corporate  governance  policies  and its blatant  disregard  for your  concerns.  The  pressure you - the owners of BKF -
exerted on BKF's Board through your support of our nominees and platform  forced
BKF's Board to adopt a few last minute  corporate  governance  changes  with the hope of staving off the  accountability  that the election of our nominees would bring to the board level.  Without the election of our nominees,  we doubt BKF's
Board will make the necessary changes to ensure profitability. BKF's Board would have you believe  that we are  seeking  control of the Board.  If  elected,  our nominees will hold only three of eight seats on BKF's Board.

                 THIS BOARD WANTS IMMUNITY - NOT ACCOUNTABILITY!

The Board admits it seeks to pay compensation  "competitive with that offered by larger  or  private  investment  management  firms."  Yet  they  claim  that our
expressed  desire  to  align  their  generous  compensation   arrangements  with
stockholder interests and bottom-line performance could undermine their "ability to attract and retain talented employees" which could affect their relationships with their clients.

In our opinion, the Board's position is misguided:  BKF's Board wants to be free
to  award  lucrative   compensation  packages  (even  without   non-solicitation
agreements) to its  executives,  but any effort to align those pay packages with stockholder  interests is met with the  "doomsday  threat" that their  employees will leave the company,  possibly  destroying BKF's client  relationships in the process. It is the Board's position that compensation shouldn't be criticized or changed  in any way and that  director  nominees  - such as ours - who  advocate change  shouldn't be elected to the Board.  They would like you to believe there is no alternative to their system. This is the opposite of accountability.  This is immunity from accountability and epitomizes what is wrong with BKF's Board.

Consider  the fact that Frank Rango (who  already  resigned  from BKF) and Henry
Levin were given lucrative  golden parachute  contracts  without any non-compete provisions,  or worse yet,  non-solicitation  provisions which would limit their ability to solicit  employees or clients of BKF. To us, this represents  another incident of placing management's interests over those of the stockholders.  THIS
CANNOT BE TOLERATED  ANY LONGER!

We believe that BKF has  substantial  untapped value as an  independent  company with a plan  that  rewards  its  employees  based on  performance,  not based on revenue  irrespective  of  performance.  BKF  should  follow  the  lead of other financial  institutions  who are tying  compensation to performance.  In January
2005,  Janus  Capital's  21  Denver-based  portfolio  managers  agreed  to a new compensation plan that is tied to 1- and 3-year fund  performance,  with greater emphasis on 3-year  results.  A significant  portion of the portfolio  managers'
variable  compensation  will be earned and paid in a combination of Janus equity grants and Janus mutual funds.  Similarly,  Lazard Ltd. has established a policy setting total  compensation and benefits  expense,  including amounts payable to managing directors,  at a level not to exceed 57.5% of operating revenue so that it may achieve its target operating profit margin.  If our nominees are elected,
they  will   recommend   that  BKF's  Board  explore  the  adoption  of  similar
performance-based compensation plans.

             STOCKHOLDERS DESERVE ACCOUNTABILITY AND PROFITABILITY!

Up until this proxy contest, BKF operated in an environment of immunity ignoring any change,  no matter how  beneficial  it may be to BKF and its bottom line. In seeking to elect three  directors  to BKF's Board,  our  objective is to restore profitability to BKF by increasing assets under management and reducing its cost structure,  not by causing  wholesale  changes to company personnel as BKF would have you believe.  Any suggestion by BKF's Board that we intend to dismantle the company's pool of skilled portfolio managers is not true.

We are confident in our plan to restore  profitability to BKF by 1) aligning the interests  of  BKF  employees  and  stockholders,  2)  rewarding  employees  for performance,  and 3)  increasing  assets under  management.  If elected to BKF's
Board,  we pledge to use our best efforts to achieve these goals. We believe the corporate  governance  initiatives  are the first step in the  process,  not the last. We plan to seek the support of other  stockholders  to endorse our plan to help fix and build BKF's business.

We urge all  stockholders to vote the GOLD proxy card to support Steel Partners'
nominees.

                                         Thank you for your support,

                                         /s/ Warren Lichtenstein

                                         Warren Lichtenstein